Exhibit 99.1

NEWS RELEASE For immediate release Laura Clark 904 598 7831 LauraClark@RegencyCenters.com

Regency Centers Prices $425 Million of Senior Unsecured Notes

JACKSONVILLE, Fla. (August 13, 2019) – Regency Centers Corporation (“Regency” or the “Company”) (NASDAQ:REG) announced today that its operating partnership, Regency Centers, L.P., priced a public offering of $425 million 2.950% notes due 2029 (the “Notes”). The Notes are due September 15, 2029 and were priced at 99.903%. Interest on the Notes is payable semiannually on March 15 and September 15 of each year, with the first payment on March 15, 2020.

The Company intends to use the net proceeds of the offering (i) to repay in full its outstanding $300 million term loan that matures on December 2, 2020, including an interest rate swap breakage fee of approximately $1.1 million, (ii) to reduce the outstanding balance on its line of credit, and (iii) for general corporate purposes. Settlement of the offering is subject to the satisfaction of customary closing conditions and is expected to occur on August 20, 2019.

U.S. Bancorp Investments, Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, and Wells Fargo Securities, LLC, are acting as the joint book-running managers. PNC Capital Markets LLC, SunTrust Robinson Humphrey, Inc., and Regions Securities LLC are acting as senior co-managers. BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and Comerica Securities, Inc. are acting as co-managers.

This offering will be made under Regency Centers, L.P.’s and the Company’s effective shelf registration statement filed with the Securities and Exchange Commission and only by means of a prospectus supplement and accompanying prospectus meeting the requirements of Section 10 of the Securities Act of 1933. Copies of these documents may be obtained by contacting the underwriters at (i) U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, Charlotte, NC 28202, Attention: High Grade Syndicate or by calling toll-free: (877) 558-2607; (ii) BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC, 28255-001, Attention: Prospectus Department, email: dg.prospectus_requests@baml.com, (iii) J.P. Morgan Securities LLC, 383 Madison Ave., New York, NY 10179, Attention: Investment Grade Syndicate Desk, telephone: (212) 834-4533; (iv) Mizuho Securities USA LLC, 320 Park Avenue, 12th Floor, New York, NY, 10022, Attn: Debt Capital Markets, toll-free: (866) 271-7403; (v) Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, toll-free: (800) 645-3751 or email: wfscustomerservice@wellsfargo.com. Alternatively, you may request copies of these documents without charge from the SEC by visiting www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Regency Centers Corporation

Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in affluent and densely populated trade areas. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to our neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit regencycenters.com.

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Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.